Investor Contact:	Erica Abrams
408-331-3615
ir@shoretel.com

SHORETEL REPORTS FINANCIAL RESULTS FOR Q1 FISCAL 2008

Company Delivers 57 % Revenue Growth over First Quarter 2007;
Signs AT&T as a Channel Partner

SUNNYVALE, Calif., October 29, 2007 - ShoreTel, Inc., (NASDAQ: SHOR), a leading provider of Pure IP unified communications systems, today announced financial results for the first quarter of fiscal year 2008 ended September 30, 2007.

For the first quarter of 2008, revenue was $32 million, an increase of 57% over the first quarter of 2007. GAAP net income was $2.6 million, or $0.06 per diluted share, compared to $1.0 million, or $.03 per diluted share, reported in the first quarter of 2007. GAAP net income in the first quarter of 2008 includes $1.1 million in stock-based compensation expense, compared to $822,000 reported in the first quarter of 2007.

Excluding stock-based compensation expense, non-GAAP net income for the first quarter of 2008 was $3.5 million, or $.08 per diluted share. This is an increase of 86% compared to non-GAAP net income of $1.85 million, or $.05 per diluted share, reported in the first quarter of 2007.

Gross margin for the first quarter of 2008 improved to 64% from 61% in the first quarter of 2007.

As of September 30, 2007, the Company had $99 million in cash and cash equivalents, reflecting $77 million in proceeds received from the Company’s initial public offering in July 2007.

“Growing revenue 57% year over year in a market that is growing at 18% to 28% confirms to us that we are gaining market share. We continue to stay focused on developing leading Pure IP unified communications systems and delivering world class customer satisfaction to our customers globally,” said John W. Combs, president and CEO of ShoreTel.

“I am also very pleased to report that we have expanded our relationship with AT&T by signing a master reseller agreement under which AT&T will resell ShoreTel’s Pure IP unified communications systems and implementation services. AT&T is one of the world’s largest resellers of enterprise telephony and we are excited to have AT&T as a channel partner,” concluded Combs.

Recent Operational Highlights:

PRODUCTS

•
The Company introduced ShoreTel 7.5 which includes 3 new switches, our first color screen phone, the IP 265, a new entry level speaker phone, the IP 115, and Mobile Call Manager, a version of our Personal Call Manager desktop client designed to run on select mobile phones.

•
ShoreTel and AudioCodes join forces on unified communications for the enterprise enabling ShoreTel customers to integrate Microsoft Exchange Server 2007 with their ShoreTel system to utilize Exchange unified messaging

ACCOMPLISHMENTS AND AWARDS

•	We were named to the Silicon Valley/San Jose Business Journal's 13th annual Fastest Growing Companies list, which honors 50 public and private companies in the Bay Area.

•
We were also named to the Deloitte Technology Fast 50 for Silicon Valley, a ranking of the fastest-growing technology, media, telecommunications and life sciences companies in the area by one of the nation’s leading professional services organizations, Deloitte & Touche USA LLP.

Business Outlook

Based on current expectations, management is providing the following outlook for the quarter ending December 31, 2007:

•	Revenue is expected to be in the range of $32 to $35 million.

•	GAAP gross margins are expected to be in the range of 62% to 64%.

•	GAAP operating expenses are expected to be in the range of $19 to $20 million, including approximately $1.1 million in stock-based compensation expense.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the Company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the Company’s true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and determine incentive compensation, and does not consider stock-based compensation expense, which are non-cash charges, in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measure, which reconciliation follows the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for October 29, 2007

ShoreTel will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Standard Time on October 29, 2007. To access the conference call, dial 800-366-7417 for the U.S. or Canada and 303-262-2130 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Standard Time on October 29, 2007 until 11:59 p.m. Pacific Standard Time on November 6, 2007, by dialing 800-405-2236 or 303-590-3000 for callers outside the U.S. and Canada and entering passcode 11099325

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by John Combs and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins and operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, our ability to control costs as we expand our business, and other risk factors set forth in ShoreTel’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

About ShoreTel, Inc.

ShoreTel is a leading provider of Pure IP unified communications systems. ShoreTel systems provide customers with a number of key benefits, including ease of use, manageability and lower total cost of ownership than alternative solutions. ShoreTel's distributed software architecture and switched-based hardware platform extend enterprise-class voice services to every office and outpost, keeping employees fully connected wherever they go. Founded in 1996, ShoreTel has achieved broad industry recognition for its technology and high customer satisfaction. For the last four years, IT executives surveyed by Nemertes Research, an independent research firm, have rated ShoreTel highest in customer satisfaction among leading enterprise telecommunications systems providers. A select, worldwide group of channel partners provide service and support. ShoreTel is headquartered in Sunnyvale, California, and has regional offices in the United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com or call 877-80SHORE.

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SHORETEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	September 30,
	2007	2006

Revenue:
Product	$28,125	$18,467
Support and services	3,850	1,948
Total revenues	31,975	20,415
Cost of revenue
Product (1)	9,404	6,507
Support and services (2)	2,159	1,445
Total cost of revenue	11,563	7,952
Gross margin	20,412	12,463
Gross margin %	63.8%	61.0%

Operating expenses:
Research and development (3)	6,207	3,117
Sales and marketing (4)	8,322	5,677
General and administrative (5)	3,723	2,573
Total operating expenses	18,252	11,367
Income from operations	2,160	1,096
Other income	1,203	157

Income before provision for income taxes	3,363	1,253
Income tax provision	(806)	(207)
Net income	2,557	1,046
Accretion of preferred stock	-	(12)
Net income available to shareholders	$2,557	$1,034
Net income per share:
Basic (6)	$0.06	$0.13
Diluted (7)	$0.06	$0.03

Shares used in computing net income per share
Basic (6)	41,881	7,912
Diluted (7)	44,989	35,243

Includes stock-based compensation as follows:
(1) Cost of product revenue	$8	$1
(2) Cost of support and services revenue	58	5
(3) Research and development	254	17
(4) Sales and marketing	451	97
(5) General and administrative	294	702
	$1,065	$822

(6)
Basic net income per share and share count have been computed using the weighted average number of common shares outstanding and do not include the dilutive effect of redeemable convertible preferred stock which existed for the three month period ended September 30, 2006.

(7)	Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities, including the assumed conversion of redeemable convertible preferred stock which existed for the three month period ended September 30, 2006.

SHORETEL, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	September 30,
	2007	2006

GAAP gross margin	$20,412	$12,463
Stock-based compensation in product cost of revenue (a)	8	1
Stock-based compensation in support and services cost of revenue (a)	58	5
Non-GAAP gross margin	$20,478	$12,469

GAAP gross margin %	63.8%	61.0%
Stock based compensation (a)	0.2%	0.1%
Non-GAAP gross margin %	64.0%	61.1%

Total GAAP operating expenses	$18,252	$11,367
Stock based compensation included in research and
development (a)	254	17
Stock based compensation included in sales and
marketing (a)	451	97
Stock based compensation included in general and
administrative (a)	294	702
Total non-GAAP operating expenses	$17,253	$10,551

GAAP net income available to shareholders:	$2,557	$1,034
Adjustments for stock-based compensation (a)	1,065	822
Tax effect of non-GAAP adjustments	(167)	-
Non-GAAP net income available to shareholders	$3,455	$1,856

GAAP diluted net income per share (b):	$0.06	$0.03
Adjustments for stock-based compensation (a)	0.02	0.02
Tax effect of non-GAAP adjustments	-	-
Non-GAAP diluted net income per share (b):	$0.08	$0.05

(a) Due to the nature of the variables that impact the Company's valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company's core operating results.

(b) Diluted net income per share reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities, including the assumed conversion of redeemable convertible preferred stock which existed for the three month period ended September 30, 2006.

SHORETEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	September 30,	June 30,
	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$99,192	$17,326
Accounts receivable, net of allowance for doubtful accounts of $391 and
$320 as of September 30, 2007 and June 30, 2007, respectively	21,704	19,411
Inventories	6,048	7,057
Prepaid expenses and other current assets	3,203	3,372
Total current assets	130,147	47,166
Property and equipment, net	3,338	2,933
Other assets	151	2,935

Total assets	$133,636	$53,034

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,993	$7,433
Accrued liabilities and other	3,426	2,807
Accrued employee compensation	3,492	3,782
Deferred revenue	11,162	10,126
Total current liabilities	23,073	24,148
Long-term liabilties

Preferred stock warrant liability	-	549
Long-term deferred revenue	4,441	3,825
Total long-term liabilities	4,441	4,374
Total liabilities	27,514	28,522
Redeemable convertible preferred stock	-	56,341

Stockholders' equity (deficit):

Common stock	43	53,206
Additional paid-in capital	188,533	-
Deferred stock compensation	(213)	(237)
Accumulated deficit	(82,241)	(84,798)
Total stockholders' equity (deficit)	106,122	(31,829)

Total liabilities and stockholders' equity (deficit)	$133,636	$53,034